EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration
Statement of Alexander & Baldwin, Inc. on Form S-8 of our report dated February 6, 2004, appearing in the Annual Report on Form 10-K of Alexander & Baldwin, Inc. and subsidiaries for the year ended
December 31, 2003.


/s/ Deloitte & Touche, LLP
-------------------------
Deloitte & Touche, LLP
December 13, 2004